Exhibit 99.1

Ingersoll Rand Delivers Third-Quarter EPS from

Continuing Operations of $1.07

•	Third-quarter total earnings per share (EPS), including discontinued operations, of $1.03

•	EPS from continuing operations of $1.07 exceeded prior forecast, primarily due to strong execution of operational excellence programs

•	Revenues of $3,593 million in the third quarter, down 8 percent compared with 2011 (down 1 percent excluding Hussmann)

•	Q3 2012 operating margin of 12.5 percent, up by 1.1 percentage points

•	$480 million of shares repurchased as of Oct. 18, 2012; expect to repurchase $840 million of shares by year end

•	Full-year 2012 EPS from continuing operations forecast $3.17 to $3.23

Swords, Ireland, October 19, 2012—Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.07 for the third quarter of 2012.

The company reported net earnings of $321.6 million, or EPS of $1.03, for the third quarter of 2012. Third-quarter net earnings included $333.9 million, or EPS of $1.07, from continuing operations, as well as an after tax loss of $12.3 million, or EPS of ($0.04) from discontinued operations. This compares with net earnings for the 2011 third quarter of $86.2 million, which included EPS of $0.28 from continuing operations and an after-tax EPS loss of ($0.03) from discontinued operations. Third-quarter 2011 EPS included $180.6 million, or EPS of ($0.53), of impairment costs related to the

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disposition of the Hussmann refrigeration business. Excluding impairment costs, third-quarter 2011 adjusted EPS from continuing operations totaled $0.81. (See table below)

Third-Quarter EPS Table

	Q3 2012		Q3 2011

Reported EPS	$1.03	*	$0.25

Adjustments: Add Back
- Discontinued Operations	0.04		0.03
- Asset Impairment/Loss on Sale	—		0.53

Adjusted EPS Continuing Operations	$1.07	*	$0.81

*	Reported and adjusted EPS included $0.09 from a net discrete tax benefit

“We have delivered on our strategy to increase profitability and shareholder value with solid third-quarter earnings per share that exceeded our forecast,” said Michael W. Lamach, chairman and chief executive officer. “We are continuing to generate significant operating leverage while we invest in future growth platforms. I believe the combination of our strategy and a sound use of capital will drive strong earnings growth in the coming years, even if economies do not improve. We will remain focused on organic revenue growth, expansion of operating margins and a balanced, disciplined capital allocation strategy in the face of expected economic headwinds.”

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Additional Highlights for the 2012 Third Quarter

Revenues: The company’s reported revenues declined by 8 percent to $3,593 million, compared with revenues of $3,910 million for the 2011 third quarter. Total revenues, excluding the results of Hussmann, were down 1 percent compared with 2011 (up 1 percent excluding currency). U.S. revenues, excluding Hussmann, were up 3 percent compared to 2011, and revenues from international operations declined by approximately 7 percent (down 1 percent excluding currency).

Operating Income and Margin: Operating income for the 2012 third quarter was $448 million, compared with $181 million ($415 million excluding Hussmann’s results and impairment costs) for the 2011 third quarter. The third-quarter operating margin was 12.5 percent compared with an operating margin of 4.6 percent (11.4 percent excluding Hussmann’s results and impairment costs) for the same period of 2011. The year-over-year margin improvement was due to higher prices and productivity, partially offset by inflation, unfavorable product mix, currency translation and increased investments.

Interest Expense and Other Income/Expense: Interest expense of $61 million for the third quarter of 2012 decreased by approximately $9 million compared with the same period last year due to lower debt balances. Other income totaled $17 million for the third quarter of 2012, compared with approximately $21 million of income for the 2011 third quarter. The year-over-year change was primarily due to currency losses and lower interest income.

Taxes: The company had a tax rate of 16 percent in the third quarter of 2012. The rate for the third quarter of 2011 was 22 percent. During the three months ended Sept. 30, 2012, the company recorded a net discrete tax benefit of approximately $29 million, primarily resulting from the consolidation of legal entities outside of the United States.

Third-Quarter Business Review

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and building services, parts, support and controls for commercial buildings, and Thermo King, the leader in transport temperature control solutions. The total results of the divested

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Hussmann refrigeration business are included through the third quarter of 2011. The company’s ownership interest in Hussmann was reported within other income/ expense using the equity method of accounting for the third quarter of 2012. Third-quarter 2011 results included approximately $282 million of revenues and $30 million of operating income attributable to Hussmann.

Revenues for the third quarter of 2012 were $1,942 million and declined by 15 percent compared with the third quarter of 2011. Excluding Hussmann, revenue decreased by 3 percent (down 1 percent excluding currency). Bookings, excluding Hussmann, increased by 1 percent year-over-year (up 3 percent excluding currency).

On a year-over-year basis, total commercial HVAC revenues decreased by 2 percent (flat excluding currency) primarily due to declining markets in Western Europe and currency translation. Total Thermo King refrigerated transport revenues declined in the third quarter compared with last year as moderate growth in the Americas was more than offset by declines in European and Asian markets and unfavorable currency translation.

Third-quarter 2012 segment operating margin was 12.7 percent, compared with 11.5 percent (11.7 percent excluding Hussmann’s results) last year. The year-over-year margin improvement was due to pricing and productivity actions, partially offset by inflation, negative currency, unfavorable revenue volume/mix and higher investment spending.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the third quarter of $702 million increased by 1 percent (up 4 percent excluding currency) compared with the third quarter of 2011. Air and productivity revenues declined slightly, as volume gains in the United States were more than offset by revenue declines in international markets, primarily related to currency translation.

Club Car revenues increased mid-single digits compared with the third quarter of 2011 from gains in the golf market.

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Third-quarter segment operating margin for Industrial Technologies was 15.2 percent, and increased by 1.4 percentage points compared with last year. Margin benefits from improved productivity and pricing were partially offset by inflation and increased investment spending.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions and controls, and remote home management systems. Third-quarter revenues were $559 million, an increase of approximately 11 percent (up 11 percent excluding currency) compared with 2011.

Total reported residential security revenues were up low teens compared with 2011 due to sales gains from the new residential builder markets and “big box” customers in the United States and from strong growth in South America.

HVAC revenues were up low teens compared with the third quarter of 2011 due to improving market conditions and market share gains in air conditioning units and furnaces. Third-quarter segment operating margin was 8.1 percent, an increase of 4.3 percentage points, compared with 3.8 percent recorded in 2011. The segment margin increase was due to increased volume, improved productivity and higher pricing, which were partially offset by inflation and an unfavorable revenue mix shift to lower efficiency and opening price point air conditioning products.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security products, biometric and access-control systems, and security and time and attendance scheduling software. Third-quarter revenues of $391 million decreased by approximately 7 percent (down 4 percent excluding currency) compared with the third quarter of 2011. Revenues in the Americas were down by low single digits, as price improvements were more than offset by lower volumes. Revenues in overseas markets also decreased primarily due to declining construction markets and currency translation. Third-quarter segment operating margin was 21.5 percent, up slightly

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compared with the third quarter of 2011. The higher segment operating margin was due to higher productivity and improved pricing, partially offset by inflation, unfavorable revenue mix and increased investment spending.

Balance Sheet

During the third quarter, working capital was 3.9 percent of revenues and increased slightly compared with 2011. Cash balances and total debt balances were $0.9 billion and $3.3 billion, respectively, at the end of the third quarter. The company repurchased 7.6 million shares during the third quarter. Approximately 10.8 million shares have been repurchased for approximately $480 million as of Oct. 18, 2012. The company expects to spend a total of $840 million during 2012 to complete the current $2 billion share repurchase authorization. Approximately 47 million shares have been repurchased for $1.6 billion since the program’s inception in June of 2011.

Outlook

Ingersoll Rand’s major end markets showed an uneven and choppy demand pattern in the third quarter of 2012 with moderate organic growth rates in the United States and Latin America, and declining activity in Western Europe and in Asia. Based on current order rates, the company expects fourth quarter revenues to be flat compared with last year.

Revenues for full-year 2012 are expected to be in the range of $13.95 billion to $14.05 billion. The year-over-year change in currency exchange rates is expected to reduce reported revenue growth by 2 percentage points in 2012. Full-year EPS from continuing operations are expected to be in the range of $3.17 to $3.23. The forecast includes a tax rate of 19 percent for continuing operations and an average diluted share count for the full year of approximately 311 million shares. Available cash flow for full-year 2012 is expected to approximate $1.0 billion, based on projected earnings, capital expenditures and working capital requirements.

Fourth-quarter 2012 revenues are expected to be in the range of $3.4 billion to $3.5 billion and EPS from continuing operations are expected to be in the range of $0.64 to $0.70. The fourth-quarter forecast reflects a tax rate of 29 percent for continuing operations (includes a $22 million discrete tax charge) and an average diluted share count of approximately 306 million shares.

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This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our capital allocation strategy and our 2012 full-year and fourth-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or as superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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10/19/12

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Available Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenues	$3,592.8	$3,910.1	$10,564.7	$11,275.3

Cost of goods sold	(2,454.4)	(2,756.2)	(7,347.7)	(7,987.7)

Selling & administrative expenses	(690.6)	(708.6)	(2,083.8)	(2,115.0)

Gain (loss) on sale / (asset impairment)	—	(264.8)	4.5	(651.6)

Operating income	447.8	180.5	1,137.7	521.0

Interest expense	(60.6)	(69.7)	(192.1)	(209.7)

Other income (expense), net	17.4	21.3	21.2	28.6

Earnings (loss) before income taxes	404.6	132.1	966.8	339.9

Provision for income taxes	(65.3)	(28.4)	(157.9)	(169.0)

Earnings (loss) from continuing operations	339.3	103.7	808.9	170.9

Discontinued operations, net of tax	(12.3)	(10.2)	(6.7)	(49.7)

Net earnings (loss)	327.0	93.5	802.2	121.2

Less: Net earnings attributable to noncontrolling interests	(5.4)	(7.3)	(19.2)	(20.3)

Net earnings (loss) attributable to Ingersoll-Rand plc	$321.6	$86.2	$783.0	$100.9

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$333.9	$96.4	$789.7	$150.6
Discontinued operations	(12.3)	(10.2)	(6.7)	(49.7)

Net earnings (loss)	$321.6	$86.2	$783.0	$100.9

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.07	$0.28	$2.52	$0.43
Discontinued operations	(0.04)	(0.03)	(0.02)	(0.14)

	$1.03	$0.25	$2.50	$0.29

Weighted-average number of ordinary shares outstanding:
Diluted	312.0	340.2	312.9	347.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Climate Solutions
Net revenues	$1,941.7	$2,289.7	$5,570.6	$6,380.0
Segment operating income *	247.0	264.3 **	579.6	631.7 **
and as a % of Net revenues	12.7%	11.5%	10.4%	9.9%

Industrial Technologies
Net revenues	701.6	696.5	2,180.6	2,108.9
Segment operating income	106.6	95.9	332.5	301.6
and as a % of Net revenues	15.2%	13.8%	15.2%	14.3%

Residential Solutions
Net revenues	558.6	504.4	1,632.7	1,569.8
Segment operating income	45.4	19.0	86.3	67.2
and as a % of Net revenues	8.1%	3.8%	5.3%	4.3%

Security Technologies
Net revenues	390.9	419.5	1,180.8	1,216.6
Segment operating income	83.9	89.2	236.2	252.2
and as a % of Net revenues	21.5%	21.3%	20.0%	20.7%

Gain (loss) on sale / (asset impairment)	—	(264.8)**	4.5	(651.6)**

Unallocated corporate expense	(35.1)	(23.1)	(101.4)	(80.1)

Consolidated net revenues	$3,592.8	$3,910.1	$10,564.7	$11,275.3
Consolidated operating income	$447.8	$180.5	$1,137.7	$521.0

and as a % of Net revenues	12.5%	4.6%	10.8%	4.6%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.
**	During the three and nine months ended September 30, 2011, the Company recorded a pre-tax impairment charge related to the Hussmann divestiture of approximately $265 million and $652 million, respectively. These charges have been excluded from Segment operating income within the Climate Solutions segment.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended September 30, 2012				For the nine months ended September 30, 2012
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net revenues	$3,592.8	$—		$3,592.8	$10,564.7	$—		$10,564.7

Operating income	447.8	—	(a)	447.8	1,137.7	(4.5	) (a)	1,133.2
Operating margin	12.5%			12.5%	10.8%			10.7%

Earnings from continuing operations before income taxes	404.6	—	(a)	404.6	966.8	(4.5	) (a)	962.3
Provision for income taxes	(65.3)	—	(b)	(65.3)	(157.9)	7.4	(b)	(150.5)
Tax rate	16.1%			16.1%	16.3%			15.6%
Earnings from continuing operations attributable to Ingersoll-Rand plc	333.9	—	(c)	333.9	789.7	2.9	(c)	792.6

Diluted earnings per common share
Continuing operations	$1.07	$—		$1.07	$2.52	$0.01		$2.53

Weighted-average number of common shares outstanding
Diluted	312.0	—		312.0	312.9	—		312.9

Detail of Adjustments:
(a) Adjustment to Hussmann loss on sale		$—				$(4.5)
(b) Tax impact of Hussmann divestiture		—				7.4

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$—				$2.9

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended September 30, 2011				For the nine months ended September 30, 2011
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net revenues	$3,910.1	$—		$3,910.1	$11,275.3	$—		$11,275.3

Operating income	180.5	264.8	(a)	445.3	521.0	651.6	(a)	1,172.6
Operating margin	4.6%			11.4%	4.6%			10.4%

Earnings (loss) from continuing operations before income taxes	132.1	264.8	(a)	396.9	339.9	651.6	(a)	991.5
Provision for income taxes	(28.4)	(84.2	) (b)	(112.6)	(169.0)	(84.2	) (b)	(253.2)
Tax rate	21.5%			28.4%	49.7%			25.5%
Earnings (loss) from continuing operations attributable to Ingersoll-Rand plc	96.4	180.6	(c)	277.0	150.6	567.4	(c)	718.0

Diluted earnings per common share
Continuing operations	$0.28	$0.53		$0.81	$0.43	$1.64		$2.07

Weighted-average number of common shares outstanding
Diluted	340.2	—		340.2	347.1	—		347.1

Detail of Adjustments:
(a) Impairment charge related to Hussmann		$264.8				$651.6
(b) Tax impact of Hussmann divestiture		(84.2)				(84.2)

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$180.6				$567.4

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended September 30, 2012
	As Reported	Margin	Hussmann	As Adjusted	Margin
Climate Solutions
Net revenues	$1,941.7		$—	$1,941.7

Segment operating income	$247.0	12.7%	$—	$247.0	12.7%
Other income (expense)	2.7	0.2%	—	2.7	0.2%
Depreciation and amortization	38.9	2.0%	—	38.9	2.0%

EBITDA	$288.6	14.9%	$—	$288.6	14.9%

Industrial Technologies
Net revenues	$701.6

Segment operating income	$106.6	15.2%
Other income (expense)	(2.3)	-0.3%
Depreciation and amortization	12.8	1.8%

EBITDA	$117.1	16.7%

Residential Solutions
Net revenues	$558.6

Segment operating income	$45.4	8.1%
Other income (expense)	0.1	0.0%
Depreciation and amortization	27.9	5.0%

EBITDA	$73.4	13.1%

Security Technologies
Net revenues	$390.9

Segment operating income	$83.9	21.5%
Other income (expense)	0.1	0.0%
Depreciation and amortization	9.2	2.3%

EBITDA	$93.2	23.8%

Total Company
Net revenues	$3,592.8		$—	$3,592.8

Segment operating income	$447.8	12.5%	$—	$447.8	12.5%
Other income (expense)	13.4	0.3%	—	13.4	0.3%
Depreciation and amortization	92.3	2.6%	—	92.3	2.6%

EBITDA	$553.5	15.4%	$—	$553.5	15.4%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended September 30, 2011
	As Reported	Margin	Hussmann	As Adjusted	Margin
Climate Solutions
Net revenues	$2,289.7		$281.8	$2,007.9

Segment operating income	$264.3	11.5%	$30.1	$234.2	11.7%
Other income (expense)	2.0	0.1%	—	2.0	0.1%
Depreciation and amortization	42.4	1.9%	—	42.4	2.1%

EBITDA	$308.7	13.5%	$30.1	$278.6	13.9%

Industrial Technologies
Net revenues	$696.5

Segment operating income	$95.9	13.8%
Other income (expense)	1.1	0.1%
Depreciation and amortization	12.6	1.8%

EBITDA	$109.6	15.7%

Residential Solutions
Net revenues	$504.4

Segment operating income	$19.0	3.8%
Other income (expense)	3.0	0.6%
Depreciation and amortization	27.6	5.4%

EBITDA	$49.6	9.8%

Security Technologies
Net revenues	$419.5

Segment operating income	$89.2	21.3%
Other income (expense)	2.1	0.5%
Depreciation and amortization	9.0	2.1%

EBITDA	$100.3	23.9%

Total Company
Net revenues	$3,910.1		$281.8	$3,628.3

Segment operating income	$445.3	11.4%	$30.1	$415.2	11.4%
Other income (expense)	13.3	0.3%	—	13.3	0.4%
Depreciation and amortization	96.8	2.5%	—	96.8	2.7%

EBITDA	$555.4	14.2%	$30.1	$525.3	14.5%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$929.6	$1,160.7
Accounts and notes receivable, net	2,320.9	2,135.6
Inventories	1,462.1	1,278.3
Other current assets	517.0	613.9

Total current assets	5,229.6	5,188.5
Property, plant and equipment, net	1,618.6	1,639.4
Goodwill	6,112.5	6,104.0
Intangible assets, net	4,230.9	4,333.6
Other noncurrent assets	1,468.7	1,488.7

Total assets	$18,660.3	$18,754.2

LIABILITIES AND EQUITY
Accounts payable	$1,300.5	$1,224.2
Accrued expenses and other current liabilities	2,001.0	2,137.0
Short-term borrowings and current maturities of long-term debt	1,024.6	763.3

Total current liabilities	4,326.1	4,124.5
Long-term debt	2,271.6	2,879.3
Other noncurrent liabilities	4,532.6	4,734.7
Equity	7,530.0	7,015.7

Total liabilities and equity	$18,660.3	$18,754.2

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Condensed Consolidated Statements of Cash Flows

(In millions)

UNAUDITED

	Nine Months Ended September 30,
	2012	2011
Operating Activities
Income from continuing operations	$808.9	$170.9
Loss on sale/asset impairment	(4.5)	651.6
Depreciation and amortization	285.4	301.8
Changes in assets and liabilities and other non-cash items	(266.9)	(355.5)

Net cash from operating activities of continuing operations	822.9	768.8
Net cash from operating activities of discontinued operations	(87.4)	(28.0)

Net cash from operating activities	735.5	740.8

Investing Activities
Capital expenditures	(170.9)	(129.1)
Proceeds from business dispositions, net of cash	—	336.7
Other investing activities, net	12.8	47.5

Net cash from investing activities of continuing operations	(158.1)	255.1
Net cash from investing activities of discontinued operations	36.0	44.4

Net cash from investing activities	(122.1)	299.5

Financing Activities
Net debt proceeds (repayments)	(351.5)	(52.5)
Dividends paid	(145.1)	(101.5)
Repurchase of ordinary shares	(374.8)	(575.6)
Other financing activities, net	34.0	79.3

Net cash from financing activities of continuing operations	(837.4)	(650.3)
Net cash from financing activities of discontinued operations	—	—

Net cash from financing activities	(837.4)	(650.3)

Effect of exchange rate changes on cash and cash equivalents	(7.1)	(0.5)

Net increase (decrease) in cash and cash equivalents	(231.1)	389.5
Cash and cash equivalents - beginning of period	1,160.7	1,014.3

Cash and cash equivalents - end of period	$929.6	$1,403.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC

Balance Sheet Metrics and Available Cash Flow

($ in millions)

UNAUDITED

	December 31,	September 30,
	2011	2012	2011 *

Net Receivables	$2,136	$2,321	$2,488
Days Sales Outstanding	56.2	58.9	58.1

Net Inventory	$1,278	$1,462	$1,644
Inventory Turns	7.7	6.7	6.7

Accounts Payable	$1,224	$1,301	$1,410
Days Payable Outstanding	45.1	48.4	46.7

*	Figures include balances for Hussmann business divested on September 30, 2011.

Nine Months Ended September 30, 2012
Cash flow from operating activities (a)	$735.5
Capital expenditures (a)	(170.9)

Available cash flow	$564.6

(a)	Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION